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                              LOEB & LOEB LLP                        LOS ANGELES
                      A LIMITED LIABILITY PARTNERSHIP                   NEW YORK
                    INCLUDING PROFESSIONAL CORPORATIONS                NASHVILLE
                              ATTORNEYS AT LAW                  WASHINGTON, D.C.
                    1000 WILSHIRE BOULEVARD - SUITE 1800                    ROME
                     LOS ANGELES, CALIFORNIA 90017-2475
             TELEPHONE: 213-688-3400 - FACSIMILE: 213-688-3460


WRITER'S DIRECT DIAL NUMBER

213-688-3698
email: dficksman@loeb.com

                                    April 24, 1998

CBR Brewing Company, Inc.



          Re:  Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We are counsel to CBR Brewing Company, Inc., a Florida corporation (the "Company"), and have assisted in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 800,000 shares (the "Shares") of the common stock of the Company, issuable pursuant to the exercise of options issued under the Company's 1998 Stock Option Plan.

          We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.

          It is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the Plan, validly issued, fully paid for and non-assessable.

          We hereby consent to the use of our opinion as an exhibit to the Registration Statement.

                                        Sincerely,

                                        /s/ David L. Ficksman

                                        David L. Ficksman
                                        of Loeb & Loeb LLP





                                     Exhibit 5.1